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                                                                      Exhibit 5

                                          December 13, 1996
Plasma & Materials Technologies, Inc.
9255 Deering Avenue
Chatsworth, CA 91311

Gentlemen:

  We have acted as counsel for Plasma & Materials Technologies, Inc., a California corporation (the "Company"), with respect to the proposed registration by the Company of $86,250,000 aggregate principal amount of the Company's 7 1/8% Convertible Subordinated Notes Due 2001 (the "Convertible Notes") and 5,516,470 shares (the "Shares") of the Company's Common Stock, no par value per share (the "Common Stock"), into which the Convertible Notes are initially convertible, covered by a Registration Statement on Form S-3
(Registration Statement No. 33-    ; hereinafter the "Registration Statement")
filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act").

  In connection herewith, we have examined the Seventh Restated Articles of Incorporation of the Company, the Bylaws of the Company as currently in effect, the Registration Statement and the Indenture dated October 7, 1996 between the Company and U.S. Trust Company of California, N.A., as trustee (the "Trustee"). Additionally, in rendering the opinions set forth herein, we have made such investigations of fact and law, and examined such other documents and instruments, or copies thereof established to our satisfaction to be true and correct copies thereof, as we have deemed necessary under the circumstances. Among other things, we have assumed that the Indenture has been duly authorized, executed and delivered by the Trustee.

  Based upon such examination, it is our opinion that:

  1. The Convertible Notes constitute legal, valid and binding obligations of the Company and are entitled to the benefits of the Indenture, subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally and general principles of equity, whether any such enforcement is considered in a proceeding in equity or at law.

  2. The Shares, when issued upon conversion of the Convertible Notes in accordance with the terms of the Convertible Notes and the Indenture, will be legally issued, fully paid and nonassessable.

  We hereby consent to the reference to our name in the Registration Statement and in the related Prospectus under the caption "Legal Matters" and to the use of the foregoing opinion as an exhibit to the Registration Statement.

                                          Very truly yours,

                                          /s/ RIORDAN & McKINZIE